                                                                     Exhibit 2.1






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                         AGREEMENT OF PURCHASE AND SALE




                          DATED AS OF FEBRUARY 29, 2000




                                     BETWEEN




                          SELLER: PLANET EXTREME.Ltd.




                                       AND




                         BUYER: CORPAS INVESTMENTS, INC.





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

                                TABLE OF CONTENTS


Section                                                                                                        Page
-------                                                                                                        ----
ARTICLE I Sale of Assets and Assumption of Liabilities............................................................1
       SECTION 1.01. Sale of Assets...............................................................................1
                             (a) Purchased Assets.................................................................1
                             (b) Excluded Assets..................................................................1
       SECTION 1.02. Assumption of Liabilities....................................................................1
                             (a) Assumed Liabilities..............................................................1
                             (b) Excluded Liabilities.............................................................1
       SECTION 1.03. Closing..................................................................................... 2
       SECTION 1.04. The Purchase Price...........................................................................2
                             (a) Determination of Purchase Price..................................................2
       SECTION 1.05. Allocation of Purchase Price.................................................................2
       SECTION 1.06. Further Cooperation..........................................................................2

ARTICLE II Representations and Warranties.........................................................................2
       SECTION 2.01. Representations and Warranties of Seller.....................................................2
                             (a) Organization.....................................................................2
                             (b) Binding Obligation...............................................................3
                             (c) Purchased Assets.................................................................3
                             (d) Title to Personal Property.......................................................3
                             (e) Real Property....................................................................3
                             (f) Contracts........................................................................3
                             (g) Litigation.......................................................................3
                             (h) Absence of Changes or Events.....................................................4
                             (i) Compliance with Laws.............................................................4
                             (j) No Broker's or Finder's Fees.....................................................4
                             (k) Employee Benefit Plans...........................................................4
                             (l) Environmental Matters............................................................4
                             (m) Financial Statements.............................................................4
                             (n) Taxes............................................................................5
       SECTION 2.02. Representations and Warranties of Buyer......................................................5
                             (a) Organization.....................................................................5
                             (b) Binding Obligation...............................................................5

ARTICLE III Covenants Relating to Conduct of Business.............................................................6
       SECTION 3.01. Covenants of Seller..........................................................................6
                             (a) Ordinary Course..................................................................6
                             (b) No Other Bids....................................................................6

ARTICLE IV Additional Agreements..................................................................................6
       SECTION 4.01. Access to Information........................................................................6
       SECTION 4.02. Expenses.....................................................................................6




                                      (i)


       SECTION 4.03. Press Releases...............................................................................7

ARTICLE V  Conditions Precedent...................................................................................7
       SECTION 5.01. Conditions to Each Party's Obligation........................................................7
                             (a) Approvals........................................................................7
                             (b) Legal Action.....................................................................7
       SECTION 5.02. Conditions of Obligations of Buyer...........................................................7
                             (a) Representations and Warranties...................................................7
                             (b) Performance of obligations of Seller.............................................7
                             (c) No Material Adverse Change.......................................................7
                             (d) Consents and Actions.............................................................8
                             (e) Closing Deliveries...............................................................8
                             (f) Release of Security Interests....................................................8
       SECTION 5.03. Conditions of obligation of Seller...........................................................8
                             (a) Representations and Warranties...................................................8
                             (b) Performance of obligations of Buyer..............................................8
                             (c) Consents and Actions.............................................................8
                             (d) Other Documents..................................................................9

ARTICLE VI Indemnification........................................................................................9
       SECTION 6.01. Buyer Claims.................................................................................9
       SECTION 6.02. Seller Claims................................................................................9
       SECTION 6.03. Notice of Claim..............................................................................9
       SECTION 6.04. Defense of Third Party Claims................................................................9

ARTICLE VII Termination, Amendment and Waiver....................................................................10
       SECTION 7.01. Termination.................................................................................10
       SECTION 7.02. Amendment...................................................................................10

ARTICLE VIII Labor and Employment Matters........................................................................10
       SECTION 8.01. Buyer's Employment Decisions................................................................10

ARTICLE IX Right of Final Refusal................................................................................10
       SECTION 9.01. Right of Final Refusal......................................................................10

ARITCLE X General Provisions.....................................................................................11
       SECTION 10.01. Survival of Representations, Warranties and Agreements.....................................11
       SECTION 10.02. Sales Taxes................................................................................11
       SECTION 10.03. Counterparts...............................................................................11
       SECTION 10.04. Governing Law..............................................................................11









                                      (ii)

SCHEDULES
---------

         SCHEDULE 1.01(a)               Schedule of Purchased Assets
         SCHEDULE 1.01(b)               Schedule of Excluded Assets
         SCHEDULE 1.02(a)               Assumed Liabilities
         SCHEDULE 2.01(d)               Exceptions to Title to Personal Property
         SCHEDULE 2.01(e)               Real Property
         SCHEDULE 2.01(f)               Exceptions to Contract























                                     (iii)

 THIS AGREEMENT OF PURCHASE AND SALE is entered into as of February __, 2000, by and between CORPAS INVESTMENTS, INC. ("Buyer"), and PLANET EXTREME.Ltd., INC. ("Seller").

                                   ARTICLE I

                 Sale of Assets and Assumption of Liabilities

         SECTION 1.01. Sale of Assets.

         (a) Purchased Assets. At the Closing (as defined below), Seller shall sell, assign, transfer, convey and deliver to Buyer and Buyer shall accept and purchase all of Seller's right, title and interest in and to all of the assets, properties and rights of Seller existing at the close of business on the day of the Closing and reflected in the Schedule of Purchased Assets attached hereto and labelled Schedule 1.01(a), together with all assets, properties and rights acquired by Seller of a similar nature since the date of said Schedule, less such assets, properties and rights as may have been disposed of since said date in the ordinary course of business.

         (b) Excluded Assets. The foregoing notwithstanding, Buyer shall not purchase, and Seller shall not be deemed to sell, those assets which are listed in the Schedule of Excluded Assets attached hereto and labeled Schedule 1.01(b).

         SECTION 1.02. Assumption of Liabilities.

         (a) Assumed Liabilities. As of the Closing Date, Buyer shall undertake, assume, and agree to perform, and otherwise pay, satisfy and discharge as of the Closing the liability upon only those contracts or agreements, if any, designated by Buyer and listed in Schedule 1.02(a) (the "Assumed Liabilities").

         (b) Excluded Liabilities. Buyer shall not assume, nor does Buyer agree to pay, any debts, liabilities or obligations not specifically described in
Section 1.02(a) hereof, including any federal, state or local taxes of Seller on or measured by income, gross receipts or payroll, whether for the period ending as of the Closing Date or any other period or penalties or interest relating thereto, or any other taxes of Seller of any kind or nature or penalties or interest relating thereto. All such liabilities shall be the responsibility of Seller, and Seller agrees to indemnify and hold Buyer harmless against any such liabilities, debts, obligations, claims or damages therefrom (including incidental and consequential damages), costs and expenses.

         SECTION 1.03. Closing. The closing of the purchase and sale of the Purchased Assets (the "Closing") will take place on or before March 6, 2000 (the "Closing Date"), at the offices of the Buyer, 2931 3rd Street, Santa Monica, California, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.04. The Purchase Price.

         (a) Determination of Purchase Price. For purposes hereof the Purchase Price shall be:

                  (i) 3,500,000 shares of Corpas Investments, Inc. $.001 par value common stock; and

                  (ii)  $35,000

         (b) Payment of Purchase Price. The cash portion of the Purchase Price shall be paid by good certified check or wired funds.

         SECTION 1.05. Allocation of Purchase Price. The Purchase Price shall be allocated pursuant to a schedule to be furnished to Seller by Buyer prior to Closing, or as soon as practicable after Closing.

         SECTION 1.06. Further Cooperation. From time to time after the Closing, Seller at Buyer's request and without further consideration, agrees to execute and deliver or to cause to be executed and delivered such other instruments of transfer as Buyer may reasonably request to transfer to Buyer more effectively the right, title and interest in or to the Purchased Assets and to take or cause to be taken such further or other action as may reasonably be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement.

                                   ARTICLE II

                         Representations and Warranties

         SECTION 2.01. Representations and Warranties of Seller. Seller represents and warrants to, and agrees with, Buyer as follows:

         (a) Organization. Both entities comprising Seller are corporations duly organized, validly existing and in good standing under the laws of its state of incorporation.

         (b) Binding Obligation. Seller has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Seller have duly authorized the execution and delivery of this Agreement and the other transactions contemplated hereby and, no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. The execution, delivery and performance by Seller of this Agreement does not and will not conflict with, or result in any violation of or default under, any provision of the Articles of Incorporation or Bylaws of Seller or ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Seller or to any of its respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Seller in connection with its execution, delivery or performance of this Agreement.

         (c) Purchased Assets. Except for assets disposed of in the ordinary course of business and Excluded Assets, the Purchased Assets consist of all assets which have been used by Seller since January 1, 1998.

         (d) Title to Personal Property. Except as set forth in Schedule 2.01(d), Seller has good and marketable title to all of the personal property included in the Purchased Assets, in each case free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances of any nature whatsoever.

         (e) Real Property. Seller owns no real property. Schedule 2.01(e) includes a complete list of the only real property leased by Seller ("Leased Real Property"). Except as set forth on Schedule 2.01(e), Seller has a valid leasehold interest in the Leased Real Property, and Seller will deliver to Buyer at Closing, documentation satisfactory to Buyer, confirming that such lease is in full force and effect and that Seller's leasehold interest will be transferred to Buyer at Closing, without any penalty or condition not acceptable to Buyer.

         (f) Contracts. Except as described in Schedule 2.01(f), Seller is not a party to or bound by any lease, agreement, contract or other commitment which involves the payment or receipt of more than $10,000 per year or is not cancelable by Seller on less than 60 days notice (collectively, the "Contracts"). Each Contract is a valid and binding obligation of Seller and is in full force and effect. Seller has performed all material obligations required to be performed by it to date under the Contracts. All Contracts are in the name of Seller, and all Contracts included in the Assumed Liabilities will be effectively transferred to Buyer at the time of the Closing.

         (g) Litigation. There are no lawsuits, claims, proceedings or investigations pending or, to the best knowledge of Seller, threatened by or against or affecting Seller or any of its properties, assets, operations or business which could adversely way affect the transactions contemplated by this Agreement or Buyer's right to utilize the Purchased Assets.

         (h) Absence of Changes or Events. Since December 31, 1997, the business of Seller has been operated in the ordinary course and there has not been any material adverse change in the financial condition, results of operations, business, assets or prospects of Seller or the value or condition of the Purchased Assets.

         (i) Compliance with Laws. Seller is not in violation with respect to its operation of the Purchased Assets of any law, order, ordinance, rule or regulation of any governmental authority.

         (j) No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated herein.

         (k) Employee Benefit Plans. There are no plans of Seller in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, as to which Buyer will become liable as a result of the transactions contemplated hereby.

         (l) Environmental Matters. There have been no private or governmental claims, citations, complaints, notices of violation or letters made, issued to or threatened against Seller by any governmental entity or private or other party for the impairment or diminution of, or damage, injury or other adverse effects to, the environment or public health resulting, in whole or in part, from the ownership, use or operation of any of Seller's facilities (whether owned or leased) which will be occupied or operated by Buyer as a result of the transactions contemplated hereby (the "Property").

         Seller has duly complied with, and, to the best of Seller's knowledge, the Property is in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

         Seller has provided Buyer with true, accurate and complete copies of any written information in the possession of Seller which pertains to the environmental history of the Property. Seller shall also promptly furnish to Buyer true, accurate and complete copies of any sampling and test results which may be obtained by Seller prior to the Closing from all environmental and/or health samples and tests taken at and around the Property.

         (m) Financial Statements. Seller has delivered to Buyer the balance sheet of the Company at December 31, 1999, and the related statements of income for the 12 month period then ended. Such financial statements, including the notes thereto, are in accordance with the books and records of Seller, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the financial position and the results of operations of Seller as of the dates and for the periods indicated. on or before the Closing, Seller shall deliver to Buyer monthly financial statements in a form reasonably satisfactory to Buyer for all monthly periods after December 31, 1999 for which financial information is available, which financial statements shall be prepared on a consistent basis with the financial statements described above.

         (n) Taxes. There are no taxes on or measured by income or gross receipts or franchise, real and personal property, employment, excise, sales and use or other taxes of any kind properly attributable to periods up to and including the Closing for which Buyer could be held liable which have not been or will not be paid by Seller.

         SECTION 2.02. Representations and Warranties of Buyer. Buyer represents and warrants to, and agrees with, Seller as follows:

         (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         (b) Binding Obligation. Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution, delivery and performance by Buyer of this Agreement does not and will not conflict with, or result in any violation of, any provision of the Articles of Incorporation or Bylaws of Buyer, or any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Buyer or to its property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Buyer in connection with its execution, delivery or performance of this Agreement.

                                   ARTICLE III

                    Covenants Relating to Conduct of Business

         SECTION 3.01. Covenants of Seller. During the period from the date of this Agreement and continuing until the Closing, Seller agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) that:

         (a) Ordinary Course. It shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired as a result of the transactions contemplated hereby.

         (b) No Other Bids. Neither Seller nor any of its affiliates shall, nor shall they authorize any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by any of them to, solicit or encourage (including by way of furnishing information or entering into discussions or negotiations of any kind) any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal. As used in this paragraph, "takeover proposal,, shall mean any proposal for a merger or other business combination involving Seller or for the acquisition of a substantial equity interest in

Seller or all or a portion of the Purchased Assets other than the transactions contemplated by this Agreement.

                                   ARTICLE IV
                              Additional Agreements

         SECTION 4.01. Access to Information. Seller shall afford to Buyer and to Buyer's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all its books and records, and, during such period, Seller shall furnish promptly to Buyer all information concerning its business, properties and personnel as Buyer may reasonably request. Buyer will hold such information in confidence until such time as such information otherwise becomes publicly available and in the event of termination of this Agreement for any reason Buyer shall promptly return, or cause to be returned, to Seller all nonpublic documents obtained from Seller which it would not otherwise have been entitled to obtain; and shall not, in any manner, utilize any such information for Buyer's benefit or in any manner harmful to Seller.

         SECTION 4.02. Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by Buyer or Seller in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

         SECTION 4.03. Press Releases. None of the parties hereto shall issue a press release or other publicity announcing the sale of the Purchased Assets or any other aspect of the transactions contemplated hereby without the prior written approval of the other party, unless such disclosure is required by applicable law.

                                    ARTICLE V

                              Conditions Precedent

         SECTION 5.01. Conditions to Each Party's Obligation. The respective obligation of each party hereunder shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

         (b) Legal Action. No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated hereby.

         SECTION 5.02. Conditions of Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by Buyer:

         (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate signed by the chief executive officer of Seller to such effect.

         (b) Performance of obligations of Seller. Seller shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and Buyer shall have received a certificate signed by the chief financial officer of Seller to such effect.

         (c) No Material Adverse Change. Since December 31, 1999, there shall have been no material adverse change in the financial condition, results of operations, business or assets of Seller.

         (d) Consents and Actions. All requisite consents of any third parties to the transactions contemplated by this Agreement shall have been obtained.

         (e) Closing Deliveries. Seller shall deliver, or cause to be delivered, to Buyer at or prior to the Closing the following documents:

                  (i) Such certificates, executed by officers of Seller, as Buyer may reasonably request.

                  (ii) Consents executed by all necessary parties to permit Buyer to assume Seller's interest in any contracts acquired among the Purchased Assets.

                  (iii) Such documents as may be required to convey all of Seller's right, title and interest in all personal property included in the Purchased Assets.

                  (iv) Such other documents, instruments or certificates as shall be reasonably requested by Buyer or its counsel.

         (f) Release of Security Interests. Provision satisfactory to Buyer shall have been made for the release of any security interests which encumber any of the Purchased Assets.

         SECTION 5.03. Conditions of obligation of Seller. The obligations of Seller to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by Seller:

         (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Seller shall have received a certificate signed by the chief executive officer and by the chief financial officer of Buyer to such effect.

         (b) Performance of obligations of Buyer. Buyer shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and Seller shall have received a certificate signed by the chief executive officer and by the chief financial officer of Buyer to such effect.

         (c) Consents and Actions. All requisite consents of any third parties or governmental agencies to the transactions contemplated hereby shall have been obtained.

         (d) Other Documents. Seller shall have received such other documents, instruments or certificates as shall be reasonably requested by Seller or its counsel.

                                   ARTICLE VI

                                Indemnification

         SECTION 6.01. Buyer Claims. Except as hereinafter set forth, Seller shall indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, which may arise out of any misrepresentation or other breach or violation of this Agreement by Seller.

         SECTION 6.02. Seller Claims. Except as hereinafter set forth, Buyer shall indemnify and hold harmless Seller and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, which may arise out of any misrepresentation or other breach or violation of this Agreement by Buyer.

         SECTION 6.03. Notice of Claim. Upon obtaining knowledge thereof, the party to be indemnified (the "Indemnified Party") shall promptly notify the party which is required to provide indemnification (the "Indemnifying Party") in writing of any damage, claim, loss, liability or expense which the Indemnified Party has determined has given rise or could give rise to a claim under this Article VI (such written notice being hereinafter referred to as a "Notice of

Claim"). A Notice of Claim shall contain a brief description of the nature and estimated amount of any such claim giving rise to a right of indemnification.

         SECTION 6.04. Defense of Third Party Claims. With respect to any claim or demand set forth in a Notice of Claim relating to a third party claim, the Indemnifying Party may defend, in good faith and at its expense, any such claim or demand, and the Indemnified Party, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Indemnifying Party is defending in good faith any such third party claim, the Indemnified Party shall not settle or compromise such third party claim. If the Indemnifying Party does not so elect to defend any such third party claim, the Indemnified Party shall have no obligation to do so.


                                  ARTICLE VII

                       Termination, Amendment and Waiver

         SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual consent of Buyer and Seller;

         (b) by either Buyer or Seller if there has been a material misrepresentation or breach of covenant or agreement contained in this Agreement on the part of the other and such breach of a covenant or agreement has not been promptly cured;

         (c) by Buyer if any of the conditions set forth in Sections 5.01 and
5.02 shall not have been satisfied before March 6, 2000 or such later date as Buyer and Seller shall mutually agree in writing;

         (d) by Seller if any of the conditions set forth in Section 5.03 or shall not have been satisfied before March 6, 2000 or such later date as Buyer and Seller shall mutually agree in writing.

         SECTION 7.02. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


                                  ARTICLE VIII

                          Labor and Employment Matters

         SECTION 8.01. Buyer's Employment Decisions. Buyer agrees to offer employment to all persons who are employed by Seller immediately prior to Closing.

                                   ARTICLE IX

                             Right of Final Refusal

         SECTION 9.01. Right of Final Refusal. As of the date of the Closing and for a period of 2 years thereafter, Gene Fein ("Fein") is hereby and herewith offered a right of first refusal to purchase any of the assets set forth in Schedule 1.01(a), if and only if, said assets are to be sold in a transaction not in the ordinary course of business to a third party on terms which do not result in a change of control of Buyer.

                                   ARTICLE X

                               General Provisions

         SECTION 10.01. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing until the expiration of three years from the Closing Date, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled.

         SECTION 10.02. Sales Taxes. All sales and use taxes, if any, due under the laws of any state, any local government authority, or the federal government of the United States, in connection with the purchase and sale of the Purchased Assets shall be paid by Seller.

         SECTION 10.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         SECTION 10.04. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California.



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                                    - 10 -

         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.

                                 BUYER:  CORPAS INVESTMENTS, INC.


                                         By: /s/ Ross A. Love
                                             --------------------------------
                                                 Ross A. Love

                                 SELLER: PLANET EXTREME, Ltd


                                         By: /s/ Gene Fein
                                         ------------------------------------
                                                 Gene Fein


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